UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2024

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

As part of its ongoing focus strengthening the management team, the board of directors (the “Board”) of Lightwave Logic, Inc. (the “Company”) appointed Yves LeMaitre, age 60, as Chief Executive Officer of the Company, effective December 11, 2024. Mr. LeMaitre has served as a member of the Board since August 1, 2024 and will continue to do so. Mr. Le Maitre, 60, brings over 30 years of leadership experience in sales, corporate strategy, and P&L management to the Board, having worked with a wide range of technologies, including in the laser, optical communications, and consumer electronics industries. He currently serves as a strategic advisor to various market-leading companies in the photonics and optical communications markets. Previously, he served Astrobeam.space as Chief Executive Officer from October 2023 to March 2024. Prior to that, he served Luna Innovations Incorporated (NASDAQ:LUNA) as President, RIO Lasers and SVP of North American Operations from December 2019 to December 2021, where he oversaw all U.S. business and the integration of acquisitions into current operations. Prior to that, Mr. Le Maitre served as Chief Strategy Officer of Lumentum Holdings Inc. (NASDAQ:LITE) and Oclaro, Inc. (“Oclaro”) (prior to its merger with Lumentum Holdings Inc.) in 2018 and 2019, where he was responsible for strategic planning, corporate development and marketing of the company’s core business sectors, which included optical communications, industrial lasers, and 3D sensing. From October 2013 to February 2018, he served as Oclaro’s President of Optical Connectivity Business. Prior to this, Mr. Le Maitre was Oclaro's Chief Commercial Officer from July 2011 to September 2013. He previously served as Executive Vice President, Strategy and Corporate Development, from February 2011 to July 2011, and was Executive Vice President and General Manager of Oclaro's Advanced Photonic Solutions division from April 2009 to January 2011. Previously, Mr. Le Maitre served as Vice President of Telecommunications Sales and Corporate Marketing for Oclaro from February 2008 to April 2009. Mr. Le Maitre earned a master's degree in mathematics and computer science from Nantes University in France. He also holds an engineering degree from Ecole Nationale Superieure des Telecommunications (ENST) in Paris.

In connection with his appointment, the Company and Mr. LeMaitre entered into an employment agreement, which provides that Mr. LeMaitre’s base salary will be $420,000 per year and he will be eligible for an annual cash bonus of up to $150,000, based on the achievement of the Company’s objectives, as established by the Board or the Compensation Committee thereof. In addition, Mr. LeMaitre will receive a sign-on equity award in the form of 50,000 shares of restricted stock and 150,000 stock options that will both vest on June 10, 2025. Mr. LeMaitre is eligible to participate in the benefit plans and programs generally available to the Company’s employees. Mr. LeMaitre will also be entitled to reimbursement of all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company.

 Mr. LeMaitre does not have any family relationships with any of the Company’s other officers or directors and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of New President

Additionally, the Board appointed Thomas Zelibor, age 70, as President of the Company, effective December 11, 2024. Mr. Zelibor served as the Chairman of the Board of the Company from October 2011 until August 2022, the Company’s Chief Executive Officer from May 2012 to April 2017, and served as a director of our Company from July 2008 until August 2022. He also served as the CEO of Flatirons Solutions and CEO of the not-for-profit United States Space Foundation from 2017 to June 2023. As the U.S. Navy's chief information officer, Mr. Zelibor oversaw a multibillion-dollar annual budget, delivering increased growth and efficiency while directing IT policy, Navy space, processes, and cyber security strategy. Mr. Zelibor served in the United States Navy from 1976 to 2006 with critical senior roles from 1998 to 2005, including Commander of Naval Space Command, Commander of Carrier Group Three, and in the U.S. Strategic Command as Director of Global Operations. Following that, he was VP of Strategic Operations for Science Applications International Corporation (SAIC) and then Dean of the College of Operational and Strategic Leadership at the Naval War College. Mr. Zelibor received his bachelor’s degree in Oceanography from the United States Naval Academy in 1976. He retired as a Navy Rear Admiral and Naval Aviator with over 35 years of significant leadership experience.

In connection with his appointment, the Company and Mr. Zelibor entered into an employment agreement, which provides that Mr. Zelibor’s base salary will be $360,000 per year and he will be eligible for an annual cash bonus of up to $75,000, based on the achievement of the Company’s objectives, as established by the Board or the Compensation Committee thereof. In addition, Mr. Zelibor will receive a sign-on equity award in the form of 35,000 shares of restricted stock and 80,000 stock options that will both vest on June 10, 2025. Mr. Zelibor is eligible to participate in the benefit plans and programs generally available to the Company’s employees. Mr. Zelibor will also be entitled to reimbursement of all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company.

Mr. Zelibor does not have any family relationships with any of the Company’s other officers or directors and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The summary of the employment agreements set forth above does not purport to be a complete statement of the terms of such documents. The summary is qualified in its entirety by reference to the full text of the employment agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Appointment of Chairman of the Board

Effective December 11, 2024, the Board appointed Ronald Bucchi, the Company’s current Lead Independent Director, as Chairman of the Board.

Appointment of Chief Financial Officer

Effective December 11, 2024, the Board appointed James S Marcelli, the Company’s current Chief Operating Officer and principal financial officer, as Chief Financial Officer and Chief Operating Officer.

Executive Departures

On December 10, 2024, Dr. Michael Lebby resigned from his positions as Chief Executive Officer and Chairman of the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Yves LeMaitre and Lightwave Logic, Inc., dated December 10, 2024
10.2	Employment Agreement between Thomas Zelibor and Lightwave Logic, Inc., dated December 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: December 13, 2024